UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2020

AVROBIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38537	81-0710585
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Kendall Square

Building 300, Suite 201

Cambridge, MA 02139

(Address of principal executive offices, including zip code)

(617) 914-8420

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AVRO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2020, the Board of Directors (the “Board”) of AVROBIO, Inc. (the “Company”) increased the size of the Board from seven directors to eight directors and appointed Gail M. Farfel, Ph.D., as a director of the Company, effective immediately, to fill the vacancy created by such increase. Dr. Farfel was also appointed to serve as a member of the Science & Technology Committee of the Board. Dr. Farfel will serve as a Class I director, to serve until the Company’s annual meeting of stockholders in 2022.

Dr. Farfel will be compensated for her service as a non-employee director under the Company’s Non-Employee Director Compensation Policy, as amended (the “Policy”). In connection with her appointment to the Board and in accordance with the Policy, the Company granted Dr. Farfel an option to purchase 28,000 shares of the Company’s common stock pursuant to the Company’s 2018 Stock Option and Incentive Plan. As a non-employee director, Dr. Farfel is also entitled to receive an annual service retainer of $39,000, which includes $4,000 for her service as a member of the Science & Technology Committee, and additional annual stock option awards, subject to her continued service on the Board.

The Company also entered into an indemnification agreement with Dr. Farfel in connection with her appointment to the Board, which is in substantially the same form as that entered into with the other directors of the Company. There are no arrangements or understandings between Dr. Farfel and any other persons pursuant to which she was appointed as a director, and there are no transactions in which a related person has a direct or indirect material interest that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On October 21, 2020, the Company issued a press release titled “AVROBIO Appoints Dr. Gail Farfel to its Board of Directors.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of AVROBIO, Inc., dated October 21 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVROBIO, INC.

Date: October 21, 2020	By:	/s/ Geoff MacKay
Geoff MacKay
President and Chief Executive Officer